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                                                                   Exhibit 10.18

                           PERSONAL GUARANTY AGREEMENT

This Guaranty Agreement (the "Guaranty") is made by Robert M. Worsley and Christi M. Worsley, husband and wife (collectively "Guarantor"), jointly and severally, in favor of Salt River Project Agricultural Improvement and Power District ("Creditor").

     WHEREAS, concurrently with the execution and delivery of this Guaranty, Snow Flake White Mountain Power, LLC ("Debtor"), and Creditor are entering into a Second Amended and Restated Renewable Energy Purchase and Sale Agreement dated August 18, 2006 for the purchase of electric power (the "Transaction"); and

     WHEREAS, Guarantor is principal of Debtor, and Guarantor expect to benefit as a result of Creditor entering into the Transaction; and

     WHEREAS, Guarantor is entering into this Guaranty as an inducement to Creditor to enter into the Transaction, with knowledge that Creditor will rely hereon.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the adequacy, receipt and sufficiency of which are hereby acknowledged, Guarantor hereby agree as follows:

     1. GUARANTY. Guarantor hereby unconditionally, irrevocably, continuously, and absolutely guarantees the following (collectively, the "Guaranteed Obligations"): the punctual payment when due of all sums of money (including any damages) owed by Debtor to Creditor pursuant to the Transaction and, except to the extent specifically provided herein or in the Transaction, in no event shall Guarantor be subject hereunder to any other damages, including, without limitation, consequential, exemplary, equitable, punitive and tort damages, costs and expenses or loss of profits.

     2. GUARANTY ABSOLUTE. The liability of Guarantor under this Guaranty shall be absolute, continuous, and unconditional irrespective of:

          (a) any lack of validity or enforceability of or defect or deficiency in the Transaction or any other documents executed in connection with the Transaction;

          (b) any modification, extension or waiver of any of the terms of the Transaction;

          (c) any change in the time, manner, terms or place of payment of or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any agreement or instrument executed in connection therewith;

          (d) any sale, exchange, release or non-perfection of any property standing as security for the liabilities hereby guaranteed or any liabilities incurred directly or indirectly hereunder or any setoff against any of said liabilities,

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               or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

          (e) except as to applicable statutes of limitation, failure, omission, delay, waiver or refusal by Creditor to exercise, in whole or in part, any right or remedy held by Creditor with respect to the Transaction;

          (f) any change in the existence, structure or ownership of Debtor, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting Debtor or its assets; or

          (g) any other circumstance that might otherwise constitute a defense available to, or a discharge of, Debtor or any other individual, partnership, joint venture, corporation, association, trust or other enterprise that is a party to any agreement or instrument (including any guarantor) in respect of the Guaranteed Obligations, other than payment in full of the Guaranteed Obligations.

     3. OBLIGATIONS SEVERAL. This is a guaranty of payment and not of collection. The obligations of the Guarantor hereunder are several from the Debtor or any other person, and are primary obligations concerning which the Guarantor is the principal obligors. There are no conditions precedent to the enforcement of this Guaranty, except as expressly contained herein, It shall not be necessary for Creditor, in order to enforce payment by Guarantor under this Guaranty, to show any proof of Debtor's default, to exhaust its remedies against Debtor, any other guarantor, or any other person liable for the payment or performance of the Guaranteed Obligations. Creditor shall not be required to mitigate damages or take any other action to reduce, collect, or enforce the Guaranteed Obligations other than under Section 9 hereof.

     4. OBLIGATIONS CONTINUING. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations are annulled, set aside, invalidated, declared to be fraudulent or preferential, rescinded or must otherwise be returned, refunded or repaid by Creditor upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Debtor or any other guarantor, or upon or as a result of the appointment of a receiver, intervener or conservator of, or trustee or similar officer for, Debtor or any other guarantor or any substantial part of its property or otherwise, all as though such payment or payments had not been made.

     5. WAIVER. Guarantor hereby waives:

          (a)  A.R.S. 12-1641 et seq

          (b) notice of acceptance of this Guaranty, of the creation or existence of any of the Guaranteed Obligations and of any action by Creditor in reliance hereon or in connection herewith;

          (c) except as expressly set forth herein, presentment, demand for payment, notice of dishonor or nonpayment, protest and notice of protest with respect to the Guaranteed Obligations; and

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          (d)  any requirement that suit be brought against, or any other action by Creditor be taken against, or any notice of default or other notice be given to, or any demand be made on, Debtor or any other person, or that any other action be taken or not taken as a condition to Guarantor's liability for the Guaranteed Obligations under this Guaranty or as a condition to the enforcement of this Guaranty against Guarantors.

     6. EXPENSES. Notwithstanding and in addition to the limit on Guarantor's liability hereunder set forth in Section 1, Guarantor agrees to pay on demand any and all costs, including reasonable legal fees, and other expenses incurred by Creditor in enforcing Guarantor's obligations under this Guaranty; provided that the Guarantor shall not be liable for any expenses of Creditor if no payment under this Guaranty is due.

     7. SUBROGATION. Guarantor shall be subrogated to all rights of Creditor against Debtor in respect of any amounts paid by Guarantor pursuant to the Guaranty, provided that Guarantor waives any rights they may acquire by way of subrogation under this Guaranty, by any payment made hereunder or otherwise, until all of the Guaranteed Obligations shall have been irrevocably paid to Creditor in full. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all the Guaranteed Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of Creditor and shall forthwith be paid to Creditor to be applied to the Guaranteed Obligations. If (a) the Guarantor shall perform and shall make payment to Creditor of all or any part of the Guaranteed Obligations and (b) all the Guaranteed Obligations shall have been paid in full, Creditor shall, at the Guarantor's request, execute and deliver to the Guarantor appropriate documents necessary to evidence the transfer by subrogation to the Guarantor of any interest in the Guaranteed Obligations resulting from such payment by Guarantor.

     8. NOTICES. All demands, notices and other communications provided for hereunder shall, unless otherwise specifically provided herein, (a) be in writing addressed to the party receiving the notice at the address set forth below or at such other address as may be designated by written notice, from time to time, to the other party, and (b) be effective upon delivery, when mailed by U.S. mail, registered or certified, return receipt requested, postage prepaid, or personally delivered. Notices shall be sent to the following addresses:

          If to Creditor:

          Physical Address: 1600 N. Priest, Tempe, Arizona 85281-8100 Mailing Address: P.O. Box 52025, Phoenix, AZ 85072-2025
          Attention: MS ISB252, Energy Risk Management Department
          Facsimile No.: (602) 236-4580
          Telephone No.: (602) 236-2329

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          With a copy to:

          Physical Address: 1521 N. Project Drive, Tempe, Arizona 85281 Mailing Address: P.O. Box 52025, Phoenix, AZ 85072-2025
          Attention: Corporate Secretary
          Facsimile No.: (602) 236-2188
          Telephone No.: (602) 236-5505

          If to Guarantor:

          Robert M. Worsley
          Christi M. Worsley
          [on file with company]
          Attention: Robert M. Worsley
          Telephone: [on file with company]
          Facsimile:[on file with company]

          If to Debtor:

          Snowflake White Mountain Power, LLC 3514
          [on file with company]
          Attention: Robert M. Worsley
          Telephone: [on file with company]
          Facsimile: [on file with company]

     9. DEMAND AND PAYMENT. Any demand by Creditor for payment hereunder shall be in writing, signed by a duly authorized officer of Creditor and delivered to the Guarantor pursuant to Section 9 hereof, and shall, if applicable, (a) reference this Guaranty, (b) specifically identify the Debtor, the Guaranteed Obligations to be paid or performed and the amount of such Guaranteed Obligations and (c) set forth payment instructions. There are no other requirements of notice, presentment or demand. Guarantor shall payor perform, or cause to be paid or performed, such Guaranteed Obligations within three (3) business days of receipt of such demand.

     10. REPORTING. Guarantor shall furnish to Creditor's Energy Risk Management Department the following:

          (a) Within ninety (90) days after the end of each Fiscal Year during the term of this Guaranty, a signed, independent report prepared by a licensed certified public accountant verifying the reasonableness of the methods used to calculate the values represented in personal financial statements of Guarantor as of the end of the immediately preceding Fiscal Year along with copies of supporting documents (bank statements, property tax

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               records, lease agreements, etc.) used in the calculation of the values reflected in such financial statements.

          (b) Within sixty (60) days after the end of the first, second and third Fiscal Quarters of each Fiscal Year during the term of this Guaranty, a copy of the personal financial statement of Guarantor as of the end of the immediately preceding Fiscal Quarter.

          The term "Fiscal Quarter" as used in this Section 10 shall mean each of the three- month periods ending on March 31, June 30, September 30 and December 31 of each year.

          The term "Fiscal Year" as used in this Section 10 shall mean the twelve-month period beginning on January 1 and ending on December 31 of each year.

     11. CREDITWORTHINESS. For purposes of Section 15(j)(ii) of the Transaction, the term "Minimum Net Worth Amount" shall mean $35,000,000. In addition to the reporting requirements in Section 10 above, with regard to monitoring Guarantor's "Minimum Net Worth Amount", Creditor may, based on reasonably exercised discretion, require Guarantor to provide a signed, independent report prepared by a licensed certified public accountant verifying the reasonableness of the methods used to calculate the values reflected in the Fiscal Quarter personal financial statements along with copies of supporting documents (bank statements, property tax records, lease agreements, etc.) used in the calculation of the values reflected in such financial statements. The signed, independent report is due to Creditor within 30 days after request.

     12. NO WAIVER; REMEDIES. Except as to applicable statutes of limitation, no failure on the part of Creditor to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     13. TERM: TERMINATION. This Guaranty shall continue in full force and effect until the Termination Date (as defined in the Transaction); provided, however, that the obligations and liabilities of Guarantor hereunder shall continue in full force and effect with respect to any breach of its obligations hereunder or of the Guaranteed Obligations, in each case occurring prior to the Termination Date. Creditor agrees that if Seller has fulfilled its obligations under the Transaction for a period of two (2) years following the commercial operation date of the Project (as defined in the Transaction) Creditor will, as soon as reasonably practicable following such two (2) year anniversary, engage in good faith negotiations with Guarantor regarding determination of the amount and! or need for this Guaranty.

     14. SUCCESSORS AND ASSIGNS. This Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, assigns, and legal representatives.

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     15. AMENDMENTS, ETC. No amendment of this Guaranty shall be effective unless in writing and signed by Guarantor and Creditor. No waiver of any provision of this Guaranty nor I consent to any departure by Guarantor therefrom shall in any event be effective unless such waiver shall be in writing and signed by Creditor. Any such waiver shall be effective only in the specific instance and for the specific purpose for which it was given.

     16. CAPTIONS. The captions in this Guaranty have been inserted for convenience only and shall be given no substantive meaning or significance whatsoever in construing the terms and provisions of this Guaranty.

     17. REPRESENTATION AND WARRANTIES. The Guarantor represents and warrants that this Guaranty constitutes the legal, valid and binding obligation of the Guarantor enforceable against Guarantor in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency and other laws of general applicability relating to or affecting the rights of creditors and to general equity principles.

     18. LIMITATION BY LAW. All rights, remedies and powers provided in this Guaranty may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Guaranty are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they will not render this Guaranty invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law. In the event that any provision of this Guaranty is held to be invalid or unenforceable in whole or in part by any court of competent jurisdiction, the remainder hereof shall continue in full force and effect, and the affected provision shall be enforced to the extent permitted by law.

     19. GOVERNING LAW. THIS GUARANTY IS MADE UNDER AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ARIZONA, EXCLUSIVE OF ANY CONFLICT OF LAWS AND PROVISIONS THAT WOULD APPLY TO THE LAWS OF ANOTHER JURISDICTION.

     20. WAIVER OF JURY TRIAL. EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION, CLAIM OR PROCEEDING RELATING TO THIS AGREEMENT.

     21. Entire Agreement. This Guaranty constitutes the entire agreement among the parties and supersedes all prior and contemporaneous agreements and understandings of the parties with respect to the subject matter hereof.

     22. Guarantor Acknowledgments. Guarantor acknowledges that (i) they have been advised by counsel in the negotiations, execution, and delivery of this Guaranty, and (ii) Creditor has no fiduciary relationship to Guarantor, the relationship being solely that of Debtor and Creditor.

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IN WITNESS WHEREOF, Guarantor have caused this Guaranty to be duly executed and delivered by its duly authorized officer effective as of this 21st day of August, 2006.


By: /s/ Robert M. Worsley
    ---------------------------------
    Robert M. Worsley


By: /s/ Christi M. Worsley
    ---------------------------------
    Christi M. Worsley